Item 77Q1(d)

Amended Schedule A, dated November 14, 2017, to the Declaration of Trust, dated November 11, 2015. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on November 16, 2017 (Accession Number 0001193125-17-345001).

Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibit A, amended as of August 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 31, 2017 (Accession Number 0001193125-17-327181).